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                                                                    EXHIBIT 23.4

June 13, 2001

CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oil States International, Inc. of our report dated January 29, 1999 relating to the consolidated financial statements of CE Franklin Ltd. for the year ended December 31, 1998 that appears in the Annual Report of Oil States International, Inc. on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Calgary, Alberta